EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of September 30, 2026 (the “Execution Date”), by and among (i) Tigerless AI Holdings Inc., a Nevada corporation (“Pubco” and, from and after the Merger Closing, the “Company”), (ii) Piermont Valley Acquisition Corp., a Cayman Islands exempted company (“Piermont”), (iii) Tigerless Health, Inc., a New York corporation (“Tigerless” and, together with Piermont and Pubco, the “Seller Parties”), and (iv) the purchaser identified on the signature page hereto (including its successors and permitted assigns, the “Purchaser”). The Seller Parties and the Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Piermont, Tigerless, Pubco and certain merger subsidiaries have entered into that certain Agreement and Plan of Merger, dated as of April 17, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Piermont and Tigerless will become wholly owned subsidiaries of Pubco and Pubco will become the publicly traded parent company of the combined enterprise (the “Mergers”);

WHEREAS, in connection with the Mergers, Pubco desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from Pubco, an aggregate of 5,000 shares (the “Preferred Shares”) of Pubco’s Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), having an aggregate stated value of $5,000,000, upon the terms and subject to the conditions set forth herein;

WHEREAS, the rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock will be set forth in the Certificate of Designations of Series A Convertible Preferred Stock substantially in the form previously agreed by the Parties and attached as Exhibit A (the “Certificate of Designations”);

WHEREAS, the Preferred Shares will be convertible into shares of Pubco’s Class A common stock, par value $0.00001 per share (the “Common Stock”), and Pubco has agreed to register for resale the shares of Common Stock issuable upon conversion of the Preferred Shares and otherwise issuable pursuant to the Transaction Documents (collectively, the “Registrable Securities”); and

WHEREAS, the Parties intend that the purchase and sale of the Preferred Shares will be effected in two fundings following consummation of the Mergers, as more particularly provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Certificate of Designations.

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“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment, decree or governmental requirement applicable to the relevant Person, property or activity.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Certificate of Designations” has the meaning set forth in the recitals.

“Closing Fee Shares” means 2,000,000 shares of Common Stock that will be acquired by the Purchaser from the Transferring Holders.

“Commission” or “SEC” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the recitals.

“Effective Registration Date” means the first date on which all Registrable Securities then outstanding or issuable upon conversion of the Preferred Shares may be resold by the Purchaser pursuant to an effective Registration Statement or Rule 144 without volume or manner-of-sale limitations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excusable Delay” means, with respect to any obligation of Pubco to deliver Closing Fee Shares, to cause a Registration Statement to be filed or declared effective or to perform any other obligation under the Transaction Documents, any failure or delay in performance to the extent resulting from causes outside Pubco’s reasonable control (including any act, omission, delay or system malfunction of the Transfer Agent, DTC, the Purchaser or the Purchaser’s broker or custodian, the Principal Market, the Commission or any other governmental authority, or any general suspension of trading or settlement), provided that (a) Pubco has timely completed all actions, and delivered all instructions, notices, stock powers, certificates, opinions, documents and payments, required to be completed or delivered by it or its counsel in order for such obligation to be performed, (b) Pubco has notified the Purchaser in writing of such cause promptly (and in any event within one (1) Trading Day) after becoming aware of it, and (c) Pubco uses its reasonable best efforts to cause such obligation to be performed as promptly as practicable. An Excusable Delay shall not include any failure or delay to the extent attributable to any act or omission of Pubco, any other Seller Party or any of their respective Affiliates.

“Fee Share Cure Period” means, with respect to any installment of Closing Fee Shares (including the Initial Fee Shares) not delivered on the date due under Section 2.4, the period of five (5) Trading Days immediately following such due date (or, if the failure to deliver results from an Excusable Delay, the period of five (5) Trading Days immediately following the cessation of such Excusable Delay).

“First Closing” means the consummation of the purchase and sale of the First Tranche Preferred Shares under Section 2.2.

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“First Closing Date” means the first Business Day following the Merger Closing, or such other date as the Parties may agree in writing.

“First Tranche Preferred Shares” means 3,500 Preferred Shares having an aggregate Stated Value and Purchase Price of $3,500,000.

“Leak-Out Restrictions” means the restrictions set forth in Section 5.13.

“Losses” means claims, losses, liabilities, damages, judgments, penalties, fines, amounts paid in settlement, costs and reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and disbursements.

“Material Adverse Effect” means any event, change, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of Pubco, Tigerless and their Subsidiaries, taken as a whole, or (b) the authority or ability of any Seller Party to perform its material obligations under the Transaction Documents; provided that the customary public-company and industry-wide exclusions set forth in the Merger Agreement shall apply, mutatis mutandis, except to the extent disproportionately affecting Pubco, Tigerless and their Subsidiaries.

“Merger Closing” means the consummation of the transactions contemplated by the Merger Agreement.

“Principal Market” means Nasdaq or, if the Common Stock is not then listed on Nasdaq, the principal U.S. securities exchange or market on which the Common Stock is traded.

“Purchase Price” means $1,000 per Preferred Share and $5,000,000 in the aggregate, with no original issue discount.

“Registration Statement” means one or more registration statements filed with the Commission covering the resale of the Registrable Securities.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended or interpreted from time to time.

“Second Closing” means the consummation of the purchase and sale of the Second Tranche Preferred Shares under Section 2.3.

“Second Closing Date” means the ninetieth (90th) Business Day following the Merger Closing, or such earlier date as the Parties may agree in writing, in each case as such date may be extended pursuant to Section 2.3.

“Second Tranche Preferred Shares” means 1,500 Preferred Shares having an aggregate Stated Value and Purchase Price of $1,500,000.

“Securities” means the Preferred Shares, the Conversion Shares, the Closing Fee Shares and any other securities issued or issuable to the Purchaser under the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Value” means $1,000 per Preferred Share.

“Subsidiary” means, with respect to a Person, any entity of which such Person directly or indirectly owns or controls a majority of the voting power or equity interests.

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“Trading Day” means any day on which the Principal Market is open for trading.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Irrevocable Transfer Agent Instructions, each closing certificate and all other agreements, instruments and documents executed or delivered in connection herewith.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the transfer agent for the Common Stock.

“Transferring Holders” mean the stockholders of Tigerless and/or Piermont that transfer the Closing Fee Shares to the Purchaser.

“VWAP” has the meaning set forth in the Certificate of Designations.

Section 1.2 Construction. Unless the context otherwise requires: (a) words in the singular include the plural and vice versa; (b) “including” means “including without limitation”; (c) references to Articles, Sections, Exhibits and Schedules are to this Agreement; (d) references to a law include amendments and successor provisions; (e) “or” is not exclusive; (f) the words “hereof,” “herein” and “hereunder” refer to this Agreement as a whole; and (g) no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of authorship.

ARTICLE II

PURCHASE AND SALE; CLOSINGS

Section 2.1 Commitment to Purchase and Sell. Upon the terms and subject to the conditions of this Agreement, Pubco agrees to issue and sell to the Purchaser, and the Purchaser irrevocably commits to purchase from Pubco, 5,000 Preferred Shares for the Purchase Price. The Preferred Shares shall be issued at par for the Purchase Price without original issue discount. As set forth more fully in the Certificate of Designations, each Preferred Share is convertible at the Purchaser’s election into Common Stock based on a Conversion Amount equal to 110% of its Stated Value plus other amounts then due, at a Conversion Price equal to the lower of (a) $10.00 and (b) 93% of the lowest daily VWAP during the five Trading Days immediately preceding conversion, subject to an initial Floor Price of $2.00 that automatically resets to 20% of the applicable market price on the Effective Registration Date and every six months thereafter, and subject to the beneficial-ownership limitations set forth in the Certificate of Designations, including Section 4(d) thereof.

Section 2.2 First Closing. At the First Closing, subject to the satisfaction (or written waiver by the Purchaser) of the conditions set forth in Section 6.1, (a) Pubco shall issue to the Purchaser the First Tranche Preferred Shares in book-entry form, registered in the name of the Purchaser, and (b) the Purchaser shall pay $3,500,000 by wire transfer of immediately available funds to the account designated by Pubco at least two Business Days before the First Closing Date.

Section 2.3 Second Closing. At the Second Closing, subject to all of the conditions set forth in Section 6.2 having been satisfied and remaining satisfied as of the Second Closing Date (or having been waived in writing by the Purchaser), (a) Pubco shall issue to the Purchaser the Second Tranche Preferred Shares in book-entry form, registered in the name of the Purchaser, and (b) the Purchaser shall pay $1,500,000 by wire transfer of immediately available funds to the account designated by Pubco at least two Business Days before the Second Closing Date. The Purchaser’s obligation to fund the Second Closing is a binding commitment and is not subject to market-price, trading-volume, financing, due-diligence-out or discretionary conditions. If, on the date that would otherwise be the Second Closing Date, any condition set forth in Section 6.2 is not satisfied solely because (i) a failure to deliver an installment of Closing Fee Shares is then within the applicable Fee Share Cure Period or is then the subject of a continuing Excusable Delay, or (ii) a breach or failure that would constitute a Pubco Default is then within an applicable cure period under Section 7.3, then the Second Closing Date shall be extended, without further action by any Party, to the second (2nd) Trading Day following the date on which such failure or breach is cured, and the Purchaser’s obligation to fund the Second Closing shall continue in full force and effect; provided that the Second Closing Date shall not be extended pursuant to this sentence to a date more than [thirty (30)] Trading Days after the date that would otherwise have been the Second Closing Date.

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Section 2.4 Closing Fee Shares. The Closing Fee Shares shall be delivered to Purchaser by the Transferring Holders as follows: (a) immediately prior to the Merger Closing, the Transferring Holders shall transfer to the Purchaser the greatest number of Closing Fee Shares (the “Initial Fee Shares”) that, immediately after giving effect to such delivery, would not result in the Purchaser, together with its Attribution Parties, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and Section 4(d) of the Certificate of Designations) in excess of 4.99% of the shares of Common Stock outstanding immediately after the Merger Closing (the “Fee Share Cap”); and (b) thereafter, within one (1) Trading Day after each written notice from the Purchaser (which the Purchaser may deliver from time to time and which shall certify the Purchaser’s then-current beneficial ownership), the Transferring Holders shall deliver to the Purchaser the greatest number of remaining undelivered Closing Fee Shares that would not, after giving effect to such delivery, cause the Purchaser to exceed the Fee Share Cap, until all 2,000,000 Closing Fee Shares have been delivered (the Purchaser may rely on the Reported Outstanding Share Number, as defined in the Certificate of Designations, for this purpose). Pubco and the Transfer Agent shall be entitled to rely conclusively on the Purchaser’s certification of its beneficial ownership contained in each such notice, and no delivery of Closing Fee Shares made in good-faith reliance thereon shall constitute a breach of this Agreement or the Certificate of Designations by Pubco. Delivery of the Initial Fee Shares is an absolute condition to the Purchaser’s obligation to fund either Closing. The Closing Fee Shares are fully earned upon delivery and shall not be subject to clawback, setoff or refund except where the Purchaser fails to fund the Second Closing at a time when all conditions to the Second Closing have been satisfied or waived.

Section 2.5 Closing Deliveries by the Seller Parties. At or before the First Closing, and where applicable, at or before the Second Closing, the Seller Parties shall deliver: (a) this Agreement duly executed by each Seller Party; (b) evidence that the Certificate of Designations has been duly filed with and accepted by the Nevada Secretary of State and remains in effect; (c) evidence of delivery of the Initial Fee Shares (and, at the Second Closing, of all other Closing Fee Shares then required to have been delivered under Section 2.4) to the Purchaser by DWAC credit to the account designated by the Purchaser, without restrictive legend or stop-transfer instruction, together with written confirmation from the Transfer Agent to that effect; (d) an officer’s certificate certifying satisfaction of the conditions in Section 6.1; (e) a secretary’s certificate attaching organizational documents, authorizing resolutions, incumbency certificates and good-standing certificates; (f) Irrevocable Transfer Agent Instructions duly executed by Pubco and by the Transfer Agent; (g) a legal opinion of counsel to Pubco, in form and substance customary for transactions of this type and reasonably satisfactory to the Purchaser, subject to customary assumptions, qualifications and limitations and, as to matters of fact, based on certificates of officers of Pubco and of the transferring stockholders, covering organization, authorization, enforceability, valid issuance and, with respect to the Closing Fee Shares, that the issuance of such shares to the transferring stockholders was registered under the Securities Act on Pubco’s registration statement on Form S-4 and that, assuming the accuracy of the representations of the transferring stockholders and of the Purchaser referred to in Section 3.3, such shares are not “restricted securities” under Rule 144 and may be transferred to the Purchaser without restrictive legend; (h) a completed IRS Form W-9; and (i) wire instructions certified by an authorized officer. At the Second Closing, Pubco shall deliver bring-down certificates and evidence of issuance of the Second Tranche Preferred Shares.

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The Seller Parties shall also deliver at or before the First Closing evidence reasonably satisfactory to the Purchaser that the Merger Agreement has been amended or the applicable parties have granted a waiver sufficient to permit the funding schedule set forth in Sections 2.2 and 2.3 without a breach of Section 7.10 of the Merger Agreement.

Section 2.6 Closing Deliveries by the Purchaser. At or before the First Closing, the Purchaser shall deliver this Agreement duly executed, a completed accredited-investor questionnaire, its wire payment under Section 2.2 and a completed IRS Form W-9 or applicable IRS Form W-8. At the Second Closing, the Purchaser shall deliver its wire payment under Section 2.3.

Section 2.7 No Escrow; Legal Fees. Unless otherwise agreed in writing, funds shall be paid directly to Pubco. At the First Closing, Pubco shall reimburse the Purchaser for its reasonable, documented out-of-pocket legal and diligence fees and expenses incurred in connection with the transactions, not to exceed $25,000 in the aggregate. Such reimbursement is in addition to the Purchase Price and shall not reduce the number or Stated Value of Preferred Shares issued.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

Each Seller Party represents and warrants the following to the Purchaser as of the Execution Date, the First Closing Date, and the Second Closing Date, solely with respect to itself and, where expressly applicable, its Subsidiaries. From and after the Merger Closing, Pubco confirms and assumes the obligations of the Seller Parties under this Article III.

Section 3.1 Organization and Qualification. Each Seller Party and each material Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own its properties and conduct its business. Each is duly qualified in every jurisdiction where failure to qualify would reasonably be expected to have a Material Adverse Effect.

Section 3.2 Authorization; Enforcement. Each Seller Party has full power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. All necessary corporate, shareholder and other action has been taken. Each Transaction Document constitutes a legal, valid and binding obligation of each Seller Party that is a party thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency and general equitable principles.

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Section 3.3 Valid Issuance of Securities. The Preferred Shares have been duly authorized by Pubco and, when issued and paid for in accordance herewith, will be validly issued, fully paid and nonassessable and free of preemptive or similar rights. The Conversion Shares and any Closing Fee Shares newly issued by Pubco have been duly authorized and, when issued in accordance with the Transaction Documents, will be validly issued, fully paid and nonassessable; any Closing Fee Shares transferred by legacy Tigerless stockholders will have been validly issued, fully paid and nonassessable and will have been issued to such stockholders pursuant to Pubco’s registration statement on Form S-4 declared effective by the Commission; based on the written representations of the transferring stockholders (copies of which shall be delivered to the Purchaser at or before the First Closing), no transferring stockholder is, or has been during the three months preceding such delivery, an Affiliate of Pubco, Piermont or Tigerless; and, assuming the accuracy of such representations and of the representations of the Purchaser in Article IV, such Closing Fee Shares will not constitute “restricted securities” (as defined in Rule 144) and, upon delivery to the Purchaser, may be resold by the Purchaser without restrictive legend and without volume or manner-of-sale limitations under Rule 144 (subject only to the Leak-Out Restrictions and to the Purchaser’s compliance with applicable securities laws). In each case, the applicable Securities will be delivered free and clear of all Liens created by any Seller Party or transferring stockholder. Pubco has reserved from its duly authorized capital stock the number of shares of Common Stock required by the Certificate of Designations.

Section 3.4 No Conflicts; Consents. The execution, delivery and performance of the Transaction Documents, issuance of the Securities and consummation of the transactions will not (a) violate any organizational document, (b) conflict with or result in a default, acceleration, termination right or lien, mortgage, or encumbrance (a “Lien”) under any material agreement, (c) violate Applicable Law or any order, or (d) require any consent or filing, except filings under federal and state securities laws, the filing of the Certificate of Designations, Principal Market notifications and consents already obtained.

Section 3.5 Capitalization. The capitalization of Pubco immediately following the Merger Closing will be as set forth in the definitive proxy statement/prospectus for the Merger, as updated by a written capitalization schedule delivered to the Purchaser before the First Closing. Except as disclosed in Exhibit 3.5, there are no outstanding options, warrants, convertible securities, preemptive rights, registration rights, voting agreements or obligations to issue or repurchase equity securities.

Section 3.6 SEC Reports; Financial Statements. Piermont has timely filed all reports required under the Exchange Act during the preceding two years, and, following the Merger Closing, Pubco will be current in its SEC reporting obligations. Such reports complied in all material respects with applicable requirements and did not contain an untrue statement of material fact or omit a material fact required to make the statements not misleading. The included financial statements fairly present, in all material respects, the financial position and results of the applicable issuer in conformity with GAAP, subject in interim periods to normal year-end adjustments.

Section 3.7 Absence of Certain Changes. Since the date of the latest audited financial statements of Piermont and Tigerless included or incorporated in the SEC reports or the proxy statement/prospectus relating to the Merger, except as disclosed in subsequent SEC reports or the Merger Agreement, there has not occurred a Material Adverse Effect, and neither Piermont nor Tigerless has taken any action outside the ordinary course that would materially impair the transactions contemplated hereby.

Section 3.8 No Undisclosed Liabilities. No Seller Party or Subsidiary has liabilities required by GAAP to be reflected on a balance sheet or disclosed in the notes thereto, except liabilities so reflected or disclosed, liabilities incurred in the ordinary course since the applicable balance-sheet date, transaction expenses and liabilities that would not reasonably be expected to have a Material Adverse Effect.

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Section 3.9 Litigation. There is no action, suit, inquiry, investigation or proceeding pending or, to the knowledge of the Seller Parties, threatened that challenges the Transaction Documents or would reasonably be expected to have a Material Adverse Effect. No Seller Party is subject to an outstanding order that materially restricts its business or the transactions.

Section 3.10 Compliance with Laws; Permits. Each Seller Party and Subsidiary is in material compliance with Applicable Law and possesses all material permits necessary to conduct its business. No Seller Party has received an uncured written notice alleging material noncompliance.

Section 3.11 Title to Assets. Tigerless and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all material real and personal property used in their businesses, free of Liens other than customary permitted liens that do not materially impair use.

Section 3.12 Intellectual Property. Tigerless and its Subsidiaries own or possess sufficient rights to use all intellectual property material to their businesses. To Tigerless’s knowledge, the conduct of their businesses does not materially infringe the rights of others, and no material claim is pending or threatened. Tigerless and its Subsidiaries take commercially reasonable measures to protect material intellectual property and confidential information.

Section 3.13 Data Privacy and Cybersecurity. Tigerless and its Subsidiaries maintain commercially reasonable information-security, cybersecurity, privacy and data-protection policies and controls appropriate to their businesses and are in material compliance with applicable privacy and data-security laws. During the preceding three years, there has been no material data breach or cybersecurity incident that has not been remediated and appropriately disclosed.

Section 3.14 Taxes. All material tax returns required to be filed have been timely filed, all material taxes due have been paid or adequately reserved, and no material tax audit or deficiency is pending or, to the knowledge of the Seller Parties, threatened, except as disclosed in the SEC reports.

Section 3.15 Employees; Benefit Plans. Tigerless and its Subsidiaries are in material compliance with applicable employment and labor laws. Each material employee benefit plan has been maintained in material compliance with its terms and Applicable Law, and no event has occurred that would reasonably be expected to create material liability under ERISA.

Section 3.16 Environmental Matters. Tigerless and its Subsidiaries are in material compliance with applicable environmental laws and have no material environmental liability, except as disclosed in the SEC reports or the proxy statement/prospectus relating to the Merger.

Section 3.17 Insurance. Tigerless and its Subsidiaries maintain insurance coverage with financially sound insurers in amounts and against risks reasonably customary for similarly situated businesses, and no material policy is subject to pending cancellation other than in connection with ordinary-course renewals.

Section 3.18 Regulatory Matters. To the extent applicable to their businesses, Tigerless and its Subsidiaries are in material compliance with healthcare, insurance, consumer-protection, licensing and reimbursement laws and have not received any uncured written notice of a material violation.

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Section 3.19 Foreign Corrupt Practices; Sanctions; AML. No Seller Party, Subsidiary or, to their knowledge, director, officer, employee or agent acting on their behalf has violated the Foreign Corrupt Practices Act, anti-bribery laws, anti-money-laundering laws or economic sanctions administered by OFAC. No Seller Party or Subsidiary is a Person that is the subject or target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury (a “Sanctioned Person”), or that is located, organized or resident in a country or territory that is the subject of comprehensive sanctions.

Section 3.20 Transactions with Affiliates. Except as disclosed in Exhibit 3.20, no officer, director or 5% stockholder has a material direct or indirect interest in any transaction with a Seller Party required to be disclosed under Item 404 of Regulation S-K.

Section 3.21 Investment Company; Shell Company. Pubco is not, and immediately after receipt of applicable portion of the Purchase Price in each Closing will not be, an “investment company” required to register under the Investment Company Act of 1940. Immediately following the consummation of the Merger Closing, Pubco will not be a “shell company” (as defined in Rule 12b-2 under the Exchange Act).

Section 3.22 Listing and DTC Eligibility. At the First Closing, the Common Stock will be approved for listing on the Nasdaq, subject only to official notice of issuance, and will be eligible for clearance and settlement through DTC. No proceeding to suspend or terminate such listing or eligibility will be pending or threatened in writing.

Section 3.23 Private Placement. Assuming the accuracy of the Purchaser’s representations, the offer and sale by Pubco of the Preferred Shares are exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. Neither Pubco nor any Person acting on its behalf has engaged in general solicitation or general advertising in connection with the offering.

Section 3.24 No Integrated Offering. No Seller Party or any Affiliate thereof has offered or sold securities in a manner that would cause this offering to be integrated with another offering so as to require registration of the Preferred Shares or stockholder approval under the rules of the Principal Market, except for any approval obtained before the First Closing. As of the Execution Date and the First Closing Date, no approval of the stockholders of Pubco or Piermont under the rules of the Principal Market (including Nasdaq Listing Rule 5635) is required for the issuance of the Securities in full (without regard to any beneficial-ownership limitation, but after giving effect to any limitation on the aggregate number of shares of Common Stock issuable under the Certificate of Designations that is intended to comply with such rules), or any such approval has been validly obtained and remains in effect. If, after the First Closing, the Principal Market determines, or Pubco reasonably concludes, that any such approval is required, Pubco’s obligations with respect thereto shall be governed exclusively by Section 5.19 and Section 6.2(j), and neither such determination nor Pubco’s compliance with Section 5.19 shall constitute a breach of this Section 3.24 or any other representation or warranty herein, or a Pubco Default.

Section 3.25 Brokers and Finders. No broker, finder, placement agent or investment banker is entitled to any fee or commission from the Purchaser in connection with the transactions by reason of an arrangement made by a Seller Party. Pubco is solely responsible for any fee payable to a broker engaged by a Seller Party.

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Section 3.26 No Material Nonpublic Information. Except for information concerning this transaction that will be publicly disclosed in accordance with Section 5.6, no Seller Party has provided the Purchaser with material nonpublic information.

Section 3.27 Full Disclosure. The written information furnished by or on behalf of the Seller Parties to the Purchaser in connection with the transactions, taken as a whole and together with the SEC reports, does not contain any untrue statement of material fact or omit a material fact necessary to make the statements therein, in light of the circumstances in which made, not misleading; provided that no representation is made concerning projections except that they were prepared in good faith based on assumptions believed reasonable when made.

Section 3.28 Business Combination Matters. As of the Execution Date, the Merger Agreement is in full force and effect and constitutes a valid and binding obligation of each Seller Party that is a party thereto; no Seller Party is in material breach thereof; and no Seller Party has waived any condition or amended the Merger Agreement in a manner that would reasonably be expected to be materially adverse to the Purchaser or the Securities. The registration statement and proxy statement/prospectus relating to the Merger, when filed, and each amendment or supplement thereto, will comply in all material respects with Applicable Law and will not contain an untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances in which made, not misleading. On or before the Merger Closing, all stockholder and regulatory approvals required to consummate the Merger will have been obtained, all conditions to the Merger Closing will have been satisfied or validly waived, and the Seller Parties will have obtained an amendment or waiver of Section 7.10 of the Merger Agreement sufficient to permit the funding schedule set forth in Sections 2.2 and 2.3 of this Agreement.

Section 3.29 Internal Controls; Sarbanes-Oxley Act. Piermont has established and maintains the disclosure controls and procedures and internal control over financial reporting required by Applicable Law and is in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002. Tigerless, Pubco and their Subsidiaries maintain systems of internal accounting controls reasonably designed to provide reasonable assurance that transactions are executed in accordance with management’s authorization, transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, and access to assets is permitted only in accordance with management’s authorization. Except as disclosed in Exhibit 3.29, no Seller Party has been advised by its independent registered public accounting firm of any material weakness in internal control over financial reporting that remains unremediated.

Section 3.30 Material Contracts. Each contract required to be filed as an exhibit to Piermont’s SEC reports or disclosed as a material contract in the Merger Agreement or the proxy statement/prospectus relating to the Merger is in full force and effect and constitutes a valid and binding obligation of Piermont or Tigerless, as applicable, and, to the knowledge of the applicable Seller Party, each counterparty thereto, subject to bankruptcy, insolvency and general equitable principles. Neither Piermont nor Tigerless is in material default under any such contract, and, to the knowledge of the applicable Seller Party, no counterparty is in material default thereunder, except in each case as disclosed in Exhibit 3.30.

Section 3.31 No Disqualification Events. None of the Seller Parties, any predecessor or affiliated issuer, any director or executive officer, any other officer participating in the offering, any beneficial owner of twenty percent (20%) or more of Pubco’s outstanding voting equity securities, calculated on the basis of voting power, or any promoter connected with a Seller Party in any capacity at the time of sale is subject to any disqualification event described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except for an event covered by Rule 506(d)(2) or (d)(3), as disclosed in Exhibit 3.31.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.1 Organization; Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized and constitutes its legal, valid and binding obligation, subject to bankruptcy, insolvency and general equitable principles.

Section 4.2 Investment Intent. The Purchaser is acquiring the Preferred Shares for its own account, for investment and not with a present view to or for distributing them in violation of the Securities Act; provided that the Purchaser retains the right to dispose of the Securities in compliance with Applicable Law and the Leak-Out Restrictions.

Section 4.3 Accredited Investor; Sophistication. The Purchaser is an “accredited investor” within Rule 501(a) of Regulation D, has sufficient knowledge and experience to evaluate the merits and risks of the investment, can bear the economic risk of a complete loss, and has had an opportunity to ask questions and obtain information it reasonably requested.

Section 4.4 Reliance. The Purchaser has relied on its own review and on the express representations and warranties contained in the Transaction Documents and not on any other representation. Nothing herein waives any claim for fraud or intentional misrepresentation.

Section 4.5 No General Solicitation. The Purchaser was not offered the Preferred Shares through general solicitation or general advertising.

Section 4.6 Brokers. No broker or finder is entitled to compensation from any Seller Party based on an arrangement made by the Purchaser.

Section 4.7 Sanctions and Source of Funds. Neither the Purchaser nor, to its knowledge, any controlling Person is a Sanctioned Person. To the Purchaser’s knowledge, the funds used to pay the Purchase Price are not derived from unlawful activity, and the Purchaser is in compliance in all material respects with anti-money-laundering laws applicable to the Purchaser.

Section 4.8 Residence. The Purchaser’s jurisdiction of residence or organization is set forth on its signature page.

Section 4.9 Independent Decision. The Purchaser has independently evaluated the investment and acknowledges that the Preferred Shares are speculative and involve substantial risk.

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Section 4.10 Trust Account Waiver. The Purchaser acknowledges that Piermont has established a trust account for the benefit of its public shareholders and that, before the Merger Closing, funds held in that account may be released only as described in Piermont’s organizational documents and SEC reports. The Purchaser irrevocably waives any right, title, interest or claim of any kind against the trust account, and agrees not to seek recourse against the trust account, in each case solely with respect to any claim arising out of this Agreement or the transactions contemplated hereby. This waiver does not limit (a) any right of the Purchaser arising from ownership of Piermont securities independently of this Agreement, including a validly exercised redemption right, (b) any claim against assets held outside the trust account or funds released from the trust account following the Merger Closing, or (c) any right to enforce this Agreement after the Merger Closing.

ARTICLE V

COVENANTS

Section 5.1 Use of Proceeds. Pubco shall use the net proceeds for working capital, growth initiatives, transaction expenses and general corporate purposes and not for (a) dividends or repurchases of Junior Stock, (b) settlement of related-party liabilities outside the ordinary course, or (c) any activity that violates Applicable Law.

Section 5.2 Reservation and Listing of Common Stock. Pubco shall at all times reserve the number of shares of Common Stock required under the Certificate of Designations. It shall promptly apply to list all Conversion Shares and Closing Fee Shares on the Principal Market and use best efforts to maintain such listing and DTC eligibility while any Preferred Shares or Registrable Securities remain outstanding.

Section 5.3 Transfer Agent Instructions; Legends. Pubco shall deliver irrevocable instructions directing the Transfer Agent to issue the Securities in accordance with the Transaction Documents. Certificates or book entries may bear a Securities Act legend until the applicable shares are registered or eligible for resale under Rule 144 without volume or manner-of-sale limitations. Upon satisfaction of those conditions and delivery of customary representations reasonably requested by counsel, Pubco shall cause the legend to be removed within two Trading Days, without requiring a legal opinion from the Purchaser unless reasonably required by the Transfer Agent and not supplied by Pubco counsel.

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Section 5.4 Registration Rights. Pubco shall prepare and file, no later than thirty (30) calendar days after the First Closing Date (the “Filing Deadline”), a Registration Statement covering the resale of a number of shares of Common Stock equal to 200% of the maximum number of Registrable Securities issuable upon conversion in full of the Preferred Stock at the initial Floor Price (without regard to any conversion limitations) (plus without limiting Pubco’s obligations under Section 2.4, the Closing Fee Shares, if and to the extent not then freely tradable by the Purchaser without restriction), and shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable, but no later than thirty (30) calendar days after the Filing Deadline if not reviewed by the Commission, and no later than sixty (60) calendar days after the Filing Deadline if reviewed (the “Effectiveness Deadline”). If the number of shares of Common Stock covered by effective Registration Statements is at any time less than 200% of the number of Registrable Securities issuable upon conversion in full of the Preferred Stock at the then-current Floor Price, Pubco shall file an additional Registration Statement covering the resale of the shortfall within fifteen (15) calendar days after written notice thereof from the Purchaser (an “Additional Filing Deadline”), and shall use its best efforts to cause such additional Registration Statement to be declared effective as soon as practicable, but no later than thirty (30) calendar days after the Additional Filing Deadline if not reviewed by the Commission, and no later than sixty (60) calendar days after the Additional Filing Deadline if reviewed (an “Additional Effectiveness Deadline”). If: (i) any Registration Statement required to be filed pursuant to this Section 5.4 is not filed with the Commission on or prior to the Filing Deadline or the applicable Additional Filing Deadline; (ii) any Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Deadline or the applicable Additional Effectiveness Deadline; (iii) after a Registration Statement is declared effective, the Purchaser is unable to use the prospectus included therein to resell its Registrable Securities for any reason (other than during a Grace Period); or (iv) Pubco fails for any reason to satisfy the current public information requirement under Rule 144 (each, a “Registration Event”, and the date on which any Registration Event occurs, an “Event Date”), then, as partial relief for the damages to the Purchaser by reason thereof (which the Parties agree are not capable of precise quantification), Pubco shall pay to the Purchaser an amount in cash equal to five percent (5.0%) of the aggregate Purchase Price paid for the Preferred Shares then outstanding, and an additional five percent (5.0%) of such aggregate Purchase Price on each thirty (30)-day anniversary of the Event Date (prorated for any period of less than thirty (30) days) until the applicable Registration Event is cured (such payments, the “Liquidated Damages”). The Liquidated Damages shall be paid within two (2) Trading Days after the Event Date and within two (2) Trading Days after each subsequent thirty (30)-day anniversary until the applicable Registration Event is cured. If Pubco fails to pay any Liquidated Damages when due, Pubco shall pay interest thereon at a rate of eighteen percent (18%) per annum (or such lesser maximum rate permitted by Applicable Law) until paid in full. Pubco’s obligation to pay Liquidated Damages is a continuing obligation and shall not terminate until all unpaid Liquidated Damages have been paid, notwithstanding that the Preferred Shares may have been converted, redeemed or cancelled. The Liquidated Damages are in addition to, and not in lieu of, any other remedies available to the Purchaser under the Transaction Documents, at law or in equity. Notwithstanding the foregoing, no Registration Event shall be deemed to have occurred, and no Liquidated Damages (or interest thereon) shall accrue, (A) under clause (ii) above, for any period during which the failure of a Registration Statement to be declared effective results from the review of, or comments on, such Registration Statement by the Commission or its staff (including any period following Pubco’s request for acceleration of effectiveness), provided that Pubco has filed such Registration Statement on or before the applicable Filing Deadline or Additional Filing Deadline, responds to each comment of the Commission’s staff within [ten (10)] Business Days after receipt thereof (or such longer period as is reasonably required to prepare any financial statements or other information requested by the Commission’s staff), and requests acceleration of effectiveness within two (2) Business Days after being notified that the Commission has no further comments or will not review such Registration Statement, or (B) with respect to any Registration Event, for any period during which such Registration Event results from an Excusable Delay or from the Purchaser’s failure to timely furnish the information required of it under this Section 5.4; provided, in each case, that Pubco continues to use its best efforts to cure the applicable Registration Event as promptly as practicable. Notwithstanding the foregoing, if the Commission or applicable Commission rules, regulations or interpretations (including Rule 415) limit the number of shares that may be included in any Registration Statement, or Pubco is not eligible under applicable rules and regulations of the Commission or the requirements of the applicable registration form to register the full number of shares otherwise required by this Section, Pubco shall include the maximum number of shares permitted, shall not be deemed in breach of this Section as a result, and shall register the excluded shares on one or more additional Registration Statements as promptly as Pubco is permitted to do so. Pubco shall notify the Purchaser in writing within one (1) Business Day after (x) any Registration Statement is declared effective, (y) the issuance of any stop order or the suspension of the effectiveness of any Registration Statement or of the qualification of the Registrable Securities in any jurisdiction, or (z) the occurrence of any event as a result of which the prospectus contains an untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall promptly prepare and file any supplement or amendment necessary to correct the same. Pubco shall keep each Registration Statement continuously effective and the prospectus current until the earlier of (a) the date all Registrable Securities have been sold and (b) the date all Registrable Securities may be sold under Rule 144 without volume or manner-of-sale limitations; provided that Pubco may suspend use of the prospectus for up to ten (10) consecutive calendar days (and no more than twenty (20) calendar days in the aggregate in any 365-day period) if its board of directors determines in good faith that continued use would require premature disclosure of material non-public information (each such period, a “Grace Period”); provided, further, that Pubco shall promptly notify the Purchaser in writing of the commencement and termination of each Grace Period (without disclosing the content of such information). Pubco shall bear all registration expenses other than the Purchaser's underwriting discounts, selling commissions and legal fees in excess of $5,000 for review of any registration filing. The Purchaser shall timely furnish customary selling-stockholder information and comply with prospectus-delivery requirements, and no material delay attributable to the Purchaser's failure to do so shall constitute a breach by Pubco.

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Section 5.5 Demand and Piggyback Registration. If the Registration Statement required by Section 5.4 is not effective when Registrable Securities remain outstanding (or does not cover the resale of all Registrable Securities required to be covered pursuant to Section 5.4), the Purchaser may make written demands that Pubco file a registration statement covering such securities, and Pubco shall use best efforts to file within twenty (20) calendar days. If Pubco proposes to register Common Stock for its own account or another holder’s account, other than on Form S-4 or S-8 or a similar form, it shall give the Purchaser at least ten (10) calendar days’ prior written notice and include all Registrable Securities requested by the Purchaser, subject to customary underwriter cutbacks; provided that, in the event of any such cutback, the Registrable Securities requested to be included shall be included in priority to any securities to be registered for the account of Pubco or any other holder, other than securities held by Persons having registration rights under any registration rights agreement in effect on the Execution Date or to be entered into at the Merger Closing as contemplated by the Merger Agreement, in each case as identified in Exhibit 3.5 (the “Existing Registration Rights Agreements”), which securities shall have such priority relative to the Registrable Securities as is required by the terms of the Existing Registration Rights Agreements as in effect on the Execution Date (or, in the case of any such agreement to be entered into at the Merger Closing, in the form contemplated by the Merger Agreement as of the Execution Date), it being understood that nothing in this Section 5.5 shall require Pubco to breach any Existing Registration Rights Agreement.

Section 5.6 Public Disclosure. No later than 9:00 a.m. New York time on the fourth Business Day after the Execution Date, the Seller Parties shall publicly disclose the material terms of the transactions by filing or furnishing a Current Report on Form 8-K or other appropriate public filing, attaching the material Transaction Documents if required. Upon such disclosure, the Seller Parties shall have disclosed all material nonpublic information provided to the Purchaser. No Seller Party shall thereafter provide material nonpublic information to the Purchaser without its prior written consent and an agreement specifying the cleansing date.

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Section 5.7 SEC Reports; Rule 144. While any Preferred Shares or Registrable Securities remain outstanding, Pubco shall timely file all reports required by the Exchange Act, maintain current public information under Rule 144, and furnish the Purchaser, upon reasonable request, a written statement as to its compliance.

Section 5.8 Form D and Blue Sky. Pubco shall timely file a Form D with respect to the sale of the Preferred Shares and make all filings and take all actions reasonably necessary to qualify the Securities for sale under applicable state securities laws, excluding any requirement to qualify to do business or consent to general service of process where it is not otherwise subject.

Section 5.9 Equal Treatment; Amendments. Pubco shall not amend, waive or modify any material economic term of the Preferred Shares for another holder without offering the Purchaser the same treatment. No consideration shall be offered or paid to any holder to amend or waive a provision unless offered pro rata to all affected holders.

Section 5.10 Corporate Existence; Compliance. Pubco shall preserve its corporate existence and material rights, maintain material permits and insurance, and comply in all material respects with Applicable Law, except as otherwise permitted by the Certificate of Designations.

Section 5.11 Further Assurances and Due Diligence. Before each Closing, the Seller Parties shall provide the Purchaser and its advisors reasonable access to information and personnel for confirmatory due diligence, subject to confidentiality obligations and privilege. No such investigation limits any representation, warranty or remedy. Each Party shall execute further documents and take further actions reasonably necessary to carry out the Transaction Documents.

Section 5.12 Fees and Expenses. Except as provided in Section 2.7 and Article VIII, each Party shall bear its own fees and expenses. Pubco shall pay all transfer-agent fees, filing fees, listing fees, stamp and issuance taxes and similar charges relating to issuance of the Securities.

Section 5.13 Leak-Out Restrictions. Unless waived in writing by Pubco, on any Trading Day the Purchaser shall not effect, prior to the earlier of the date of (a) the termination of this Agreement, and (b) the consummation of the Second Closing, any direct or indirect (including, but not limited to, short sales or hedging transactions), open-market sales of Common Stock received as Closing Fee Shares or upon conversion of Preferred Shares; provided, however, that Purchaser may sell an amount of such shares on any given trading day that does not exceed the greater of (i) $75,000 divided by the closing price on the trading day prior to such given trading day; and (ii) 8% of the trading volume on the date of trading. The Purchaser shall use commercially reasonable efforts to provide, upon reasonable request, a daily trading report sufficient to confirm compliance, without disclosing proprietary strategy.

Section 5.14 No Restriction on Trading. Except for the Leak-Out Restrictions, compliance with securities laws and any written confidentiality agreement voluntarily entered into by the Purchaser, nothing in the Transaction Documents restricts the Purchaser from trading any security. Pubco acknowledges and agrees that neither the Purchaser nor any equity holder, director, officer, or affiliates thereof is a fiduciary of Pubco and has no duty to refrain from trading while not in possession of material nonpublic information.

Section 5.15 Prepayment and Redemption. Pubco may redeem all or any portion of the outstanding Preferred Shares upon fifteen (15) Business Days’ prior written notice for cash equal to 110% of the outstanding Stated Value being redeemed plus all other amounts then due, strictly in accordance with the Certificate of Designations. The Purchaser may convert any Preferred Shares subject to redemption at any time before payment in full.

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Section 5.16 Integration with Certificate of Designations. Pubco shall perform all covenants in the Certificate of Designations, including conversion, reservation, adjustment, beneficial-ownership limitation, redemption, triggering-event and protective-vote provisions. If an inconsistency exists concerning the rights, preferences or limitations of the Preferred Shares, the Certificate of Designations controls; for contractual obligations among the Parties, this Agreement controls.

Section 5.17 Closing Fee Source. If Closing Fee Shares are transferred by legacy Tigerless stockholders, the Seller Parties shall obtain and deliver executed transfer documents, representations of authority and title, and any necessary consents. Failure by a transferring stockholder does not excuse Pubco’s obligation to deliver the full number of Closing Fee Shares.

Section 5.18 Tax Treatment. The Parties shall report the issuance of the Preferred Shares and Closing Fee Shares consistently with their form and substance under the Transaction Documents unless otherwise required by a final determination of a taxing authority. Pubco makes no representation concerning the Purchaser’s tax consequences.

Section 5.19 Stockholder Approval. If at any time the Principal Market determines, or Pubco otherwise concludes, that approval of Pubco’s stockholders is required under the rules of the Principal Market for the issuance of any of the Securities, Pubco shall promptly notify the Purchaser and shall seek such approval at the next meeting of its stockholders (or, if permitted, by written consent) and, if not obtained, at each subsequent annual or special meeting until obtained. Failure by Pubco to comply with this Section 5.19 shall constitute a Pubco Default; provided that the failure of Pubco’s stockholders to grant any such approval, notwithstanding Pubco’s compliance with this Section 5.19, shall not constitute a Pubco Default, a Triggering Event or a breach of any representation, warranty or covenant hereunder, and the Purchaser’s sole remedy in respect thereof shall be the condition set forth in Section 6.2(j).

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1 Conditions to the Purchaser’s Obligations at the First Closing. The Purchaser’s obligation to fund the First Closing is subject to satisfaction or written waiver by the Purchaser of the following: (a) the Merger Closing has occurred in accordance with the Merger Agreement, and any amendment or waiver required to permit the funding schedule set forth in Sections 2.2 and 2.3 has become effective, in each case without any other amendment materially adverse to the Purchaser or the Securities; (b) the Seller Parties’ representations and warranties are true and correct in all respects (and those qualified by materiality are true and correct in all respects) as of the First Closing; (c) the Seller Parties have performed and complied with, in all respects, all covenants and other obligations required to be performed or complied with by them under the Transaction Documents by the First Closing; (d) no Material Adverse Effect has occurred since the Execution Date; (e) no law or order prohibits the transactions; (f) the Certificate of Designations has been filed and is effective; (g) the Closing Fee Shares have been delivered as required by Section 2.4; (h) the Common Stock is listed on the Nasdaq and not suspended; (i) Pubco has sufficient authorized and reserved Common Stock, as specified in the Certificate of Designations; and (j) the deliveries in Sections 2.5 and 2.7 have been made.

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Section 6.2 Conditions to the Purchaser’s Obligations at the Second Closing. The Purchaser’s obligation to fund the Second Closing is subject only to: (a) the First Closing having occurred; (b) the fundamental representations in Sections 3.1 through 3.4 and 3.23 being true and correct in all respects, and all other representations and warranties of the Seller Parties being true and correct in all material respects, in each case as of the Second Closing Date; (c) no Triggering Event under the Certificate of Designations having occurred that is continuing and has not been cured (within any applicable cure period) or waived; (d) Pubco having performed and complied with, in all material respects, all covenants and other obligations required to be performed or complied with by it under the Transaction Documents at or before the Second Closing Date, including its payment, issuance, registration, listing and public-reporting obligations; (e) no law or order prohibiting the Second Closing; (f) Pubco having delivered the required bring-down documents; (g) Pubco’s Common Stock is listed on Nasdaq and trading thereof has not been suspended and no delisting notice has been received by Pubco from Nasdaq; (h) no Pubco Default having occurred that is continuing (it being understood that no event shall constitute a Pubco Default for purposes of this clause (h) until the expiration of any applicable cure period under Section 2.4 or Section 7.3 without cure, and that any Pubco Default that has been cured or waived shall be disregarded); (i) all registration statements required to be filed under the terms of this Agreement prior to the time of the Second Closing have been filed and, to the extent the applicable Effectiveness Deadline or Additional Effectiveness Deadline has occurred prior to the Second Closing Date, are effective (other than to the extent the failure to be effective is excused under Section 5.4); (j) if (and only if) approval of Pubco’s stockholders is required under the rules of the Principal Market for the issuance of any of the Securities (without regard to any beneficial-ownership limitation, but after giving effect to any limitation on the aggregate number of shares of Common Stock issuable under the Certificate of Designations that is intended to comply with such rules), such approval having been obtained (it being understood that this clause (j) shall be deemed satisfied if no such approval is required or if such approval has been obtained); and (k) Pubco having delivered each installment of the Closing Fee Shares required to have been delivered under Section 2.4 on or before the Second Closing Date, and no failure to deliver any such installment when due having continued beyond the applicable Fee Share Cure Period. For purposes of this Section 6.2, any failure to deliver Closing Fee Shares that is cured within the Fee Share Cure Period, or that occurs during the continuance of an Excusable Delay, shall be disregarded and shall not constitute a failure of any condition set forth in this Section 6.2 (including clauses (b), (c), (d), (h) and (k)). A decline in the market price or trading volume of the Common Stock, standing alone, is not a failure of a condition.

Section 6.3 Conditions to Pubco’s Obligations. Pubco’s obligation at each Closing is subject to: (a) the Purchaser’s representations being true and correct in all material respects; (b) the Purchaser having performed its material obligations due at such Closing; and (c) no law or order prohibiting the Closing.

Section 6.4 Frustration of Conditions. No Party may rely on failure of a condition if such failure was principally caused by that Party’s breach or failure to use commercially reasonable efforts to cause the condition to be satisfied.

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ARTICLE VII

TERMINATION; EVENTS OF DEFAULT; REMEDIES

Section 7.1 Termination Before First Closing. This Agreement may be terminated before the First Closing (a) by mutual written consent, (b) by either the Purchaser or the Seller Parties, acting jointly, if the Merger Agreement is validly terminated, (c) by the Purchaser if the First Closing has not occurred by December 31, 2026 (the “Outside Date”), unless principally caused by the Purchaser’s breach (provided that the Purchaser may extend the Outside Date by up to 30 days in its sole discretion if the First Closing has not occurred by such date), or (d) by either non-breaching Party if another Party materially breaches and fails to cure within ten Business Days after written notice, if curable. Termination does not affect accrued rights, confidentiality, expense reimbursement, indemnification or provisions intended to survive.

Section 7.2 Purchaser Failure to Fund. If all conditions to a Closing have been satisfied or waived and the Purchaser fails to timely fund, Pubco may seek specific performance or terminate the unfunded commitment after five Business Days’ written notice. Pubco’s remedies are subject to its duty to mitigate and do not include consequential or punitive damages, except for fraud or willful misconduct.

Section 7.3 Pubco Default. A “Pubco Default” occurs upon: (a) failure to issue Preferred Shares or deliver Conversion Shares when due, subject to applicable cure periods in the Certificate of Designations; (b) failure to pay any amount when due that continues for three Business Days; (c) material breach of a Transaction Document that is not curable, or continues for ten Business Days, if curable; (d) any representation or warranty of a Seller Party in a Transaction Document proving to have been false in any material respect when made (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, false in any respect when made); (e) bankruptcy, insolvency, receivership or similar proceedings involving Pubco; (f) suspension or delisting of the Common Stock for more than one Trading Day, other than a general market suspension; or (g) invalidity or repudiation of a material Transaction Document. Any event constituting a Triggering Event under the Certificate of Designations shall also constitute a Pubco Default hereunder; provided that the remedies with respect to such Triggering Event shall be governed by the remedies therein. Each Pubco Default under clauses (a) through (g) above, Section 2.4 or Section 5.19 (but not a Pubco Default arising solely by reason of the immediately preceding sentence), once it has occurred and any applicable cure period under this Agreement has expired without cure, shall also constitute a Triggering Event under the Certificate of Designations (and the Certificate of Designations shall so provide), entitling the Purchaser to the remedies set forth therein in addition to the remedies provided in this Agreement; provided that (i) no event shall constitute a Pubco Default or a Triggering Event to the extent, and for so long as, it results from an Excusable Delay, and (ii) the Purchaser shall not be entitled to recover under both this Agreement and the Certificate of Designations for the same loss, and any liquidated damages and interest paid under Section 2.4 or Section 5.4 in respect of a failure shall be credited against any damages, default amounts or premiums payable under the Certificate of Designations in respect of the same failure and period.

Section 7.4 Remedies. Upon a Pubco Default, the Purchaser may exercise all rights under the Transaction Documents and Applicable Law, including specific performance, conversion, redemption where expressly provided, damages and reimbursement of reasonable enforcement costs. Remedies are cumulative. No delay or omission operates as a waiver.

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Section 7.5 Specific Performance. The Parties acknowledge that monetary damages may be inadequate and that each Party is entitled to specific performance and injunctive relief to enforce this Agreement without proving actual damages or posting bond, in addition to other remedies.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification by the Seller Parties. The Seller Parties, jointly and severally through the Merger Closing and Pubco thereafter, shall indemnify, defend and hold harmless the Purchaser, its Affiliates and their respective directors, officers, partners, members, managers, employees, agents and controlling Persons (collectively, the "Purchaser Indemnified Parties") from and against any and all Losses arising out of or relating to (a) any breach of any representation, warranty, covenant or agreement made by any Seller Party in any Transaction Document, (b) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission or alleged omission is based solely upon written information regarding the Purchaser furnished by the Purchaser expressly for use therein, or (c) any action, suit, claim, inquiry, investigation or proceeding, whether commenced or threatened, by any Person (including any stockholder of Pubco and Pubco itself) arising out of or relating to the authorization, execution, delivery, performance or enforcement of any Transaction Document, the transactions contemplated thereby, or the acquisition, purchase, ownership, conversion, disposition or status of any Securities, except, in each case, to the extent that such Losses are finally judicially determined by a court of competent jurisdiction to have been proximately and solely caused by the fraud, gross negligence or willful misconduct of such Purchaser Indemnified Party.

Section 8.2 Indemnification Procedures. Promptly after receipt by a Purchaser Indemnified Party of notice of the commencement or threatened commencement of any action, suit, claim, inquiry, investigation or proceeding for which such Purchaser Indemnified Party may seek indemnification hereunder, such Purchaser Indemnified Party shall notify the Seller Parties in writing; provided that the failure to so notify the Seller Parties shall not relieve the Seller Parties or Pubco, as applicable, of any liability hereunder except to the extent materially prejudiced by such failure. The applicable Purchaser Indemnified Party shall have the right to control the defense, settlement and compromise of any such action, suit, claim, inquiry, investigation or proceeding with counsel of its choosing reasonably satisfactory to Pubco, and the Seller Parties or Pubco, as applicable, shall pay the reasonable fees and expenses of such counsel and all other reasonable costs of such defense as and when incurred. The Seller Parties or Pubco, as applicable, shall advance such fees, costs and expenses within five (5) Business Days after receipt of reasonable documentation thereof. Amounts so advanced shall not be repayable by any Purchaser Indemnified Party except to the extent it is finally judicially determined by a court of competent jurisdiction that the related Losses were proximately and solely caused by the fraud, gross negligence or willful misconduct of such Purchaser Indemnified Party. Pubco may participate in such defense with counsel of its own choosing and at its own expense. No Purchaser Indemnified Party shall settle or compromise any such action, suit, claim, inquiry, investigation or proceeding without the prior written consent of Pubco, which consent shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Pubco does not object in writing within five (5) Business Days after receipt of written notice of the proposed settlement or compromise; provided that no Purchaser Indemnified Party shall enter into any settlement or compromise that includes an admission of wrongdoing or liability by any Seller Party or imposes any non-monetary obligation on any Seller Party without Pubco's prior written consent.

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Section 8.3 Direct Claims. The indemnification obligations set forth in this Article VIII shall apply to direct claims between or among any Seller Party and any Purchaser Indemnified Party, including any claim asserted by any Seller Party against a Purchaser Indemnified Party, and shall not be limited to third-party claims. For the avoidance of doubt, and notwithstanding Section 9.12, the Losses indemnifiable under this Article VIII expressly include reasonable attorneys' fees, disbursements and other costs and expenses incurred by any Purchaser Indemnified Party in connection with any action, suit, claim, inquiry, investigation or proceeding between or among any Seller Party, on the one hand, and any Purchaser Indemnified Party, on the other hand, arising out of or relating to any Transaction Document or the transactions contemplated thereby. With respect to any direct claim for indemnification, the Purchaser Indemnified Party shall provide the Seller Parties or Pubco, as applicable, with written notice describing in reasonable detail the basis for such claim; provided that any failure or delay in providing such notice shall not relieve the Seller Parties or Pubco, as applicable, of their obligations hereunder except to the extent materially prejudiced thereby.

Section 8.4 Contribution. If the indemnification provided for in this Article VIII is unavailable or insufficient to hold harmless a Purchaser Indemnified Party in respect of any Losses for which indemnification is provided herein, then the Seller Parties or Pubco, as applicable, on the one hand, and the applicable Purchaser Indemnified Party, on the other hand, shall contribute to the amount paid or payable as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Seller Parties or Pubco, as applicable, and such Purchaser Indemnified Party in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate amount required to be contributed by the Purchaser or any Purchaser Indemnified Party pursuant to this Section 8.4 exceed the net gain actually realized by the Purchaser from the Securities giving rise to such Losses, after deducting all expenses incurred by the Purchaser or such Purchaser Indemnified Party in connection with the applicable claim and any amounts previously paid by the Purchaser or any Purchaser Indemnified Party in respect thereof. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 8.5 Enforcement; Cumulative Remedies. The Seller Parties or Pubco, as applicable, shall reimburse each Purchaser Indemnified Party for all reasonable documented out-of-pocket fees and expenses, including reasonable attorneys' fees and disbursements, incurred in connection with the collection or enforcement of any amounts payable or rights arising under this Article VIII. The indemnification and contribution obligations contained in this Article VIII shall survive the execution and delivery of the Transaction Documents, each Closing, any investigation made by or on behalf of any Purchaser Indemnified Party and any transfer or disposition of the Securities. The rights and remedies provided in this Article VIII are cumulative and are in addition to, and not exclusive of, any other rights or remedies available to any Purchaser Indemnified Party under any Transaction Document, at law or in equity.

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Section 8.6 Survival. Notwithstanding any investigation made by or on behalf of any Purchaser Indemnified Party, and notwithstanding any Purchaser Indemnified Party's knowledge (however obtained) of any breach or inaccuracy, each representation and warranty of the Seller Parties contained in the Transaction Documents shall survive the execution and delivery of the Transaction Documents, each Closing and any transfer or disposition of the Securities, and shall remain in full force and effect until the later of (a) the sixth (6th) anniversary of the latest date on which such representation or warranty was made or deemed made and (b) the expiration of the statute of limitations applicable to a claim for breach of contract under the law specified in Section 9.2. Each covenant and agreement of the Seller Parties contained in the Transaction Documents shall survive each Closing in accordance with its terms and, in the case of any covenant or agreement required to be performed at or after a Closing, until fully performed and thereafter until expiration of the statute of limitations applicable to a claim for breach thereof. No provision of this Agreement shall be construed to shorten any statute of limitations otherwise applicable to any claim, and nothing in this Article VIII shall limit or restrict any claim based on fraud or intentional misrepresentation.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Notices. All notices shall be in writing and delivered by email, together with optional personal delivery, or nationally recognized overnight courier delivery, and shall be deemed given upon receipt when transmitted by email before 5:00 p.m. New York time without a delivery-failure notice (otherwise the next Business Day). Notices shall be sent to the addresses on the signature pages, with a copy to the applicable counsel identified there (via email), or to an updated address given by notice. If any other form of notice delivery is required by contract or law, delivery shall only be deemed complete upon email copy of same being received by the receiving party.

Section 9.2 Governing Law. This Agreement and all claims arising out of or relating hereto shall be governed by the internal laws of the State of New York, without regard to conflict-of-laws principles. Matters concerning the corporate existence of Pubco or the validity and relative rights of its capital stock shall be governed by mandatory Nevada corporate law.

Section 9.3 Arbitration; Jurisdiction; Jury Trial Waiver. Each Party irrevocably submits, for purposes of any action to compel arbitration under this Section 9.3, to confirm or enforce any arbitral award, or to obtain provisional, injunctive or equitable relief (including under Section 7.5), to the exclusive jurisdiction of the state and federal courts located in New York County, New York, waives objections based on venue or inconvenient forum, and consents to service by the notice methods herein. EACH PARTY KNOWINGLY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a Party or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively by arbitration administered by Mediation and Civil Arbitration, Inc. d/b/a RapidRuling (www.rapidruling.com) (“RapidRuling”) in accordance with its Commercial Arbitration Rules effective at the time a claim is made (the “Rules”), and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Arbitrators shall be appointed by RapidRuling. The place of arbitration shall be New York, New York, and any hearing shall be held via video or telephone conference. The Parties agree that no objection shall be taken to the decision, order or award of the tribunal following any such hearing on the basis that the hearing was held by video or telephone conference. The Parties consent to electronic service of process, with service to be made to the following email addresses: Pubco: [●], with a copy to bross@graubard.com; and the Purchaser: [●], with a copy to [●]. All such service of process may come from the opposing Party’s email address listed here or from efile@rapidruling.com. The Parties shall list all said email addresses as “safe senders” (or other whitelist) and are responsible to check their “SPAM” and “junk” type incoming messages on a daily basis. In any such arbitration award, the arbitrator shall require the breaching Party (if any), as finally determined by the arbitrator, to pay the non-breaching Party’s costs and expenses (including such non-breaching Party’s reasonable attorneys’ fees, arbitration costs, court costs and other expenses) associated with enforcing the Transaction Documents and collecting any award or judgment related thereto.

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Section 9.4 Assignment. No Seller Party may assign this Agreement or its obligations without the Purchaser’s prior written consent. The Purchaser may assign all or part of its rights with a transfer of corresponding Securities to an Affiliate or other permitted transferee that agrees in writing to be bound. No assignment releases the assignor from accrued obligations unless the other Parties consent.

Section 9.5 Successors and Assigns; No Third-Party Beneficiaries. This Agreement binds and benefits the Parties and their permitted successors and assigns. Except for indemnified parties under Article VIII, no other Person is a third-party beneficiary.

Section 9.6 Amendments and Waivers. This Agreement may be amended only by a writing signed by the Seller Parties and the Purchaser. A waiver is effective only in writing and only for the specific instance. No course of dealing constitutes a waiver.

Section 9.7 Entire Agreement. The Transaction Documents constitute the entire agreement concerning their subject matter and supersede the preliminary term sheet and all prior discussions and agreements, except any confidentiality agreement that expressly survives.

Section 9.8 Severability. If a provision is held invalid or unenforceable, it shall be modified to the minimum extent necessary to make it enforceable while preserving intent, and the remaining provisions remain effective.

Section 9.9 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each deemed an original and together one instrument. PDF and electronic signatures have the same effect as originals.

Section 9.10 No Partnership or Agency. Nothing creates a partnership, joint venture, fiduciary, agency or similar relationship. The Purchaser acts solely as an arm’s-length purchaser.

Section 9.11 Further Assurances. Each Party shall execute documents and take actions reasonably requested to effect the intent of this Agreement.

Section 9.12 Expenses of Enforcement. The prevailing Party in a final, nonappealable action to enforce a Transaction Document is entitled to reasonable attorneys’ fees and costs, without duplication of Article VIII; provided that nothing in this Section 9.12 shall limit, reduce or condition any amount payable to a Purchaser Indemnified Party under Article VIII..

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Section 9.13 Confidentiality. Until public disclosure under Section 5.6, each Party shall keep the transaction and nonpublic information confidential, subject to disclosures to advisors bound by confidentiality, financing sources, regulators, courts or as required by law. If legally permitted, the disclosing Party shall give prior notice and seek confidential treatment.

Section 9.14 Headings; Interpretation. Headings are for convenience only. The Parties and their counsel have jointly negotiated the Agreement, and no rule construing ambiguities against a drafter applies.

Section 9.15 Independent Nature of Purchaser’s Obligations. If additional purchasers execute separate purchase agreements, the obligations of each purchaser are several and not joint, and no purchaser is responsible for another purchaser’s performance. Nothing creates a “group” for purposes of Section 13(d) of the Exchange Act.

Section 9.16 Maximum Payments. No amount payable shall exceed the maximum lawful amount. Any excess shall be applied to reduce lawful amounts owed or refunded.

Section 9.17 Business Days. If an action is due on a day that is not a Business Day, it is due on the next Business Day, except where the Certificate of Designations expressly provides otherwise.

[Signature Pages Follow]

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SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Securities Purchase Agreement as of the Execution Date.

TIGERLESS AI HOLDINGS INC.

By:	/s/ Zikang Wu
Name:	Zikang Wu
Title:	Chief Executive Officer

Address: 450 7th Avenue, Suite 905, New York, New York 10123

Email: [EMAIL]

With a copy to: Graubard Miller, 405 Lexington Avenue, 44th Floor, New York, New York 10174, Attention: Brian L. Ross, Esq., Email: bross@graubard.com

PIERMONT VALLEY ACQUISITION CORP.

By:	/s/ Wei Qian
Name:	Wei Qian
Title:	Chief Executive Officer

Address: 732 S 6th Street, #5386, Las Vegas, Nevada 89101

Email: [EMAIL]

TIGERLESS HEALTH, INC.

By:	/s/ Zikang Wu
Name:	Zikang Wu
Title:	Chief Executive Officer

Address: 450 7th Avenue, Suite 905, New York, New York 10123

Email: [EMAIL]

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PURCHASER SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

Capstan Point, LLC

By:	/s/ Yin Liang
Name:	Yin Liang
Title:	Manager

Jurisdiction of Organization: Delaware

Address: 8 The Green, Suite #27074, Dover, DE 19901

Email: __________________________________________________

Tax ID: _________________________________________________

Name in Which Preferred Shares Should Be Registered: Capstan Point, LLC

DTC Participant/Account Information (if applicable): ______________________________

Purchase Commitment: $5,000,000

First Closing Purchase Price: $3,500,000

Second Closing Purchase Price: $1,500,000

With a copy to Purchaser’s counsel:

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SCHEDULE I

PURCHASER AND FUNDING SCHEDULE

Purchaser	Preferred Shares	Total Purchase Price	First Tranche Shares	First Tranche Price	Second Tranche Shares	Second Tranche Price
Capstan Point, LLC	5,000	$5,000,000	3,500	$3,500,000	1,500	$1,500,000

Note: The Closing Fee Shares are in addition to the Preferred Shares and Purchase Price shown above.

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EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS

The Certificate of Designations of Series A Convertible Preferred Stock of Tigerless AI Holdings Inc. is the separately delivered form agreed by the Parties and incorporated herein by reference. At the First Closing, the filed Certificate of Designations shall be identical in all material respects to that agreed form, except for completion of dates, officer information and other ministerial filing information.

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EXHIBIT B

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

TIGERLESS AI HOLDINGS INC.

[●]

AUTHORIZATION LETTER

Dated: [●], 2026

By electronic mail ([●])

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor, New York, New York 10004

Re: Irrevocable Transfer Agent Instructions — Tigerless AI Holdings Inc.

[NTD: PARTIES TO CONFIRM NUMBERS BELOW]

Ladies and Gentlemen:

Reference is made to the transfer agency and registrar services agreement (the “Transfer Agreement”) between Tigerless AI Holdings Inc. (the “Company”) and Continental Stock Transfer & Trust Company and to that certain Securities Purchase Agreement, dated as of [●], 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among the Company, a Nevada corporation, Piermont Valley Acquisition Corp., a Cayman Islands exempted company, Tigerless Health, Inc., a New York corporation, and the purchaser signatory thereto (the “Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement or, if not defined therein, in the Certificate of Designations. Continental Stock Transfer & Trust Company, in its capacity as transfer agent and registrar for the Class A common stock, par value $0.00001 per share, of the Company (the “Common Stock”) and for the Series A Convertible Preferred Stock, par value $0.00001 per share, of the Company (the “Preferred Stock”), is referred to herein as the “Transfer Agent.”

In connection with the transactions contemplated by the Securities Purchase Agreement and the other Transaction Documents, the Company has agreed (i) to issue to the Purchaser an aggregate of 5,000 shares of Preferred Stock (the “Preferred Shares”) in two tranches at the First Closing and the Second Closing and(ii) to issue, or to reserve for issuance, shares of Common Stock upon conversion of the Preferred Shares (the “Conversion Shares”). The Conversion Shares are referred to herein, collectively, as the “Securities Shares.” This letter constitutes the Company’s irrevocable instructions to the Transfer Agent with respect to the Preferred Shares and the Securities Shares (these “Instructions”).

The Company hereby irrevocably authorizes and directs the Transfer Agent as follows:

1. Issuance of Preferred Stock at Closings. On the First Closing Date, the Transfer Agent is hereby authorized and instructed, without any further act, instruction, consent or confirmation of the Company being required, to issue and record on the Company’s stock ledger 3,500 Preferred Shares in book-entry (uncertificated) form registered in the name of the Purchaser, and on the Second Closing Date to issue and record on the Company’s stock ledger an additional 1,500 Preferred Shares in book-entry (uncertificated) form registered in the name of the Purchaser, and in each case to deliver to the Purchaser a statement of holding evidencing such issuance. Such Preferred Shares shall bear a notation of the restrictive legend set forth in Section 7. The Company shall deliver written notice of each of the First Closing Date and the Second Closing Date to the Transfer Agent, with a copy to the Purchaser.

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2. Share Reserve. The Company has directed the Transfer Agent to reserve, and the Transfer Agent shall reserve and keep available at all times, free of preemptive or similar rights, from the Company’s duly authorized and unissued Common Stock, a number of shares of Common Stock equal to not less than 200% of the number of shares of Common Stock necessary to effect the conversion in full of the Preferred Shares then outstanding (without regard to any beneficial-ownership or other limitations on conversion) at the Floor Price or Adjusted Floor Price, as applicable, then in effect as set forth in the Certificate of Designations, which the Company represents is initially [●] shares of Common Stock (the “Share Reserve”). The Company and the Purchaser will have equal and independent authority to increase the Share Reserve so that the number of shares of Common Stock reserved is at all times not less than the amount described in the preceding sentence. The Transfer Agent shall not use the Share Reserve for any purpose other than the issuance of Conversion Shares in accordance with these Instructions. If at any time the Share Reserve is insufficient, the Company shall promptly take all corporate action necessary to authorize and reserve a sufficient number of shares of Common Stock, including obtaining any required stockholder or board authorization.

3. Issuance of Conversion Shares. Upon the Transfer Agent’s receipt from the Purchaser or the Company of (a) a Conversion Notice under the Certificate of Designations (an “Issuance Notice”), and (b) any other documentation expressly required by these Instructions, the Transfer Agent shall, no later than twenty-four (24) hours after such receipt, issue and deliver the number of shares of Common Stock specified in such Issuance Notice to or upon the order of the Purchaser, without any further act, instruction, consent or confirmation of the Company being required. In addition, upon the Transfer Agent’s receipt of a written notice from the Purchaser stating that the Company has failed to timely deliver shares of Common Stock and that the Purchaser is entitled to additional shares of Common Stock pursuant to the buy-in or other failure-to-deliver remedies set forth in the Certificate of Designations, the Transfer Agent is hereby authorized and instructed to issue and deliver to the Purchaser the number of additional shares of Common Stock specified in such notice, without any further act, instruction, consent or confirmation of the Company being required. The Transfer Agent shall issue shares of Common Stock pursuant to these Instructions notwithstanding any threatened or pending dispute, claim or proceeding between the Company and the Purchaser relating to the Certificate of Designations or the Securities Purchase Agreement, unless, prior to the applicable issuance deadline, the Transfer Agent has received a court order expressly prohibiting such issuance, together with a certified copy thereof.

4. Redemption of Preferred Stock. Upon the Transfer Agent’s receipt of written notice from the Company, duly countersigned by the Purchaser (the Purchaser’s signature not to be unreasonably withheld), or from the Purchaser, confirming that the Company has paid to the Purchaser the Company Optional Redemption Price for Preferred Shares redeemed pursuant to Section 9 of the Certificate of Designations (a “Redemption Notice”), the Transfer Agent is hereby authorized and instructed, without any further act, instruction, consent or confirmation of the Company being required, to record the cancellation of the number of Preferred Shares specified in such Redemption Notice on the Company’s stock ledger. Nothing in this Section shall require the Transfer Agent to make, hold, or disburse any redemption payment, which the Company shall pay directly to the Purchaser.

5. Electronic Delivery. If the conditions for unlegended issuance set forth in Section 7 are satisfied, the Transfer Agent shall deliver such shares of Common Stock electronically by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian (“DWAC”) system. If such conditions are not satisfied, the Transfer Agent shall deliver certificated shares of Common Stock bearing the legend set forth in Section 7 to the address specified in the applicable Issuance Notice.

6. Restrictive Legend. Except as provided in Section 7, all Preferred Shares and Securities Shares shall bear a restrictive legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

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7. Unlegended Shares; Removal of Legend. The Transfer Agent shall issue Securities Shares free of any restrictive legend, and (as applicable) shall remove any restrictive legend from outstanding Securities Shares and deliver them via DWAC, promptly and in no event later than twenty-four (24) hours following its receipt of a request from the Purchaser accompanied by the items specified below, provided that any of the following conditions have been satisfied:

(a) a registration statement covering the resale of such Securities Shares has been declared effective by the Commission under the Securities Act and such Securities Shares are subject thereto, accompanied by an opinion of counsel to the Company in form and substance reasonably satisfactory to the Transfer Agent, which opinion shall be delivered in accordance with Section 8;

(b) such Securities Shares are eligible for resale by the Purchaser pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions, accompanied by a customary representation letter from the Purchaser and an opinion of counsel to the Company in form and substance reasonably satisfactory to the Transfer Agent, which the Company shall cause its counsel to deliver in accordance with Section 8; or

(c) such Securities Shares may be sold, assigned or transferred pursuant to an effective registration statement or another available exemption from the registration requirements of the Securities Act, accompanied by an opinion of counsel to the Company in form and substance reasonably satisfactory to the Transfer Agent, which opinion shall be delivered in accordance with Section 8.

8. Company and Counsel Cooperation. The Company shall, at its expense, cause its legal counsel to deliver to the Transfer Agent all legal opinions reasonably requested by the Transfer Agent in connection with the issuance of unlegended Securities Shares or the removal of any restrictive legend in accordance with Section 2 or Section 7, and the Company hereby authorizes such counsel to rely on these Instructions and on the Transaction Documents in rendering any such opinion. The Transfer Agent shall be entitled to rely conclusively on any such opinion of counsel without independent investigation. If the Company fails or refuses to cause its counsel to deliver any such requested opinion within one (1) Trading Day of such request, the Purchaser may cause its own counsel to deliver such opinion to the Transfer Agent, and the Transfer Agent shall treat such opinion as an opinion delivered by the Company’s counsel for all purposes under these Instructions. From and after the first such failure by the Company, the Purchaser may thereafter cause its own counsel to deliver any such requested opinion to the Transfer Agent without regard to, and without waiting for the expiration of, the foregoing one (1) Trading Day period, and the Transfer Agent shall treat such opinion as an opinion delivered by the Company’s counsel for all purposes under these Instructions.

9. Irrevocable Instructions. The Company acknowledges and agrees that the Purchaser is relying upon these Instructions in entering into the Transaction Documents and that these Instructions are an inducement to the Purchaser to consummate the transactions contemplated thereby. Accordingly, these Instructions are irrevocable and may not be amended, modified, rescinded or supplemented, and no instruction inconsistent herewith shall be given to the Transfer Agent by the Company, in each case without the prior written consent of the Purchaser, which shall not be unreasonably withheld. The Transfer Agent shall not be bound by any contrary or inconsistent instruction from the Company unless accompanied by the written consent required by the preceding sentence. The Company further covenants that it shall not terminate, replace or remove the Transfer Agent, or appoint any successor or replacement transfer agent with respect to the Preferred Shares or the Securities Shares, unless, as a condition to and prior to the effectiveness of any such change, the successor or replacement transfer agent executes and delivers to the Purchaser irrevocable instructions substantially in the form of these Instructions. The Company’s obligations under these Instructions shall survive, and shall be binding upon the Company notwithstanding, any such termination, replacement or appointment.

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10. Indemnification of Transfer Agent. The Company agrees to indemnify and hold harmless the Transfer Agent and its officers, directors, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of or in connection with the Transfer Agent’s performance of its duties in accordance with these Instructions, except to the extent finally determined to have resulted from the Transfer Agent’s gross negligence, willful misconduct or bad faith. The terms of the Transfer Agreement and any other separate transfer agent services agreement between the Company and the Transfer Agent shall remain in full force and effect, provided that, to the extent of any conflict with respect to the Preferred Shares or the Securities Shares, these Instructions shall govern. The Company hereby waives, and covenants not to commence or maintain, any claim, action or proceeding against the Transfer Agent arising out of or relating to the Transfer Agent’s compliance with these Instructions or with any notice, direction or instruction delivered by the Purchaser in accordance with these Instructions, except to the extent finally determined to have resulted from the Transfer Agent’s gross negligence, willful misconduct or bad faith.

11. Third-Party Beneficiary. The Purchaser is an express, intended third-party beneficiary of these Instructions and shall be entitled to enforce these Instructions against the Company and the Transfer Agent as if a party hereto.

12. Counterparts. These Instructions may be executed in counterparts (including by electronic transmission or electronic signature), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Please acknowledge your agreement to, and acceptance of, these Instructions by countersigning below.

Very truly yours,

TIGERLESS AI HOLDINGS INC.

By:
Name:	Zikang Wu
Title:	Chief Executive Officer

Acknowledged and agreed, and accepted as irrevocable instructions, as of the date first written above:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

as Transfer Agent

By:
Name:	[NAME]
Title:	[TITLE]

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EXHIBIT C

ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned represents that it is an “accredited investor” under Rule 501(a) of Regulation D because it satisfies one or more of the following categories (check all that apply):

[ ] A bank, registered broker-dealer, investment adviser, insurance company, registered investment company, business development company or small business investment company described in Rule 501(a)(1).

[ ] A private business development company described in Rule 501(a)(2).

[ ] An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, partnership or limited liability company, not formed for the specific purpose of acquiring the Securities, with total assets exceeding $5,000,000.

[ ] An entity in which all equity owners are accredited investors.

[ ] A trust with total assets exceeding $5,000,000, not formed for the specific purpose of acquiring the Securities, whose investment is directed by a sophisticated person.

[ ] An entity owning investments in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities.

[ ] A family office with at least $5,000,000 in assets under management, not formed for the specific purpose of acquiring the Securities, whose investment is directed by a knowledgeable person.

[ ] Another category under Rule 501(a): ____________________________________________.

The undersigned agrees to provide reasonable supporting information upon request and certifies that the foregoing is true and complete.

[PURCHASER NAME]

By:
Name:	[NAME]
Title:	[TITLE]

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EXHIBIT D

FORM OF CLOSING CERTIFICATE

The undersigned, the duly authorized Chief Executive Officer of Tigerless AI Holdings Inc. (the “Company”), certifies pursuant to the Securities Purchase Agreement dated as of __________, 2026 (the “Purchase Agreement”) that, as of the [First/Second] Closing Date:

1. The representations and warranties of the Seller Parties in the Purchase Agreement are true and correct to the standard required by Section [6.1/6.2].

2. The Seller Parties have performed all covenants and obligations required to be performed at or before this Closing.

3. No law or order prohibits the Closing.

4. No Material Adverse Effect has occurred [and no Triggering Event has occurred and is continuing].

5. The Certificate of Designations remains duly filed, valid and effective.

6. The Company has sufficient authorized and reserved shares of Common Stock to satisfy the Transaction Documents.

7. The Common Stock remains listed on the Nasdaq and eligible for DTC settlement.

TIGERLESS AI HOLDINGS INC.

By:
Name:	Zikang Wu
Title:	Chief Executive Officer

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